UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2021

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 – 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Warrants to Purchase Common Stock	LEXX LEXXW	The Nasdaq Capital Market The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On June 3, 2021, Lexaria Bioscience Corp. (“Lexaria”) announced that the processing of the drugs remdesivir and ebastine with its DehydraTECH technology proved effective in inhibiting the COVID-19 SARS-CoV-2 virus using an in vitro screening assay in infected cells from the primate cell line, VERO-E6.

On June 7, 2021, Lexaria provided a progress update on its HYPER-H21-1 study confirming that its 24 human volunteers with documented pre-hypertension or mild hypertension had completed their treatment and dosing with DehydraTECH 2.0 enhanced cannabidiol formulations with blood sample analysis to commence in the following week.

On June 8, 2021, Lexaria announced the issuance of 87,935 stock awards to certain of its directors, officers, employees and consultants having an exercise price of US$7.08 and being exercisable for a period of five years.

On June 9, 2021 Lexaria provided a summary of the status of six of its current research study programs utilizing its DehydraTECH technology with a variety of active pharmaceutical ingredients, including remdesivir, ebastine, cannabidiol, ibuprofen, naproxen and nicotine.

Item 9.01	Financial Statements and Exhibits
99.1	Press Release dated June 3, 2021
99.2	Press Release dated June 7, 2021
99.3	Press Release dated June 8, 2021
99.4	Press Release dated June 9, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: June 9, 2021

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